EXHIBIT 23


                        AUDITORS' CONSENT


The Board of Directors
General Mills, Inc.:


We consent to the incorporation by reference in this Registration Statement of our reports dated June 27, 1995 included or incorporated by reference in the Company's Form 10-K for the year ended May 28, 1995, and to the reference to our firm under the heading "EXPERTS" in the Prospectus and Registration Statement on Form S-8.



                                 KPMG Peat Marwick LLP


Minneapolis, Minnesota
September 18, 1995